BYLAWS OF 1ST SOURCE CORPORATION

AMENDED BY DIRECTORS
October 19, 2023.

ARTICLE 1
NAME AND REGISTERED OFFICE

Section 1.1    Name. The name of the corporation is 1st Source Corporation (“Corporation”).

Section 1.2    Registered Office. The address of the registered office of the Corporation in Indiana is 100 N. Michigan Street, South Bend, Indiana 46601. The Corporation may have other offices, both within and without the State of Indiana, as the board of directors of the Corporation (“Board”) from time to time shall determine or the business of the Corporation may require.

ARTICLE 2
SHARES

Section 2.1    Shares Certificates and Their Transfer. The shares of stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such shares. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board. The certificates representing shares of each class shall be signed by, or in the name of, the Corporation by the Chairman of the Board, Chief Executive Officer, or the President and by the Secretary or Assistant Secretary. Such signatures may be manual or facsimiles. Although any officer, transfer agent or registrar whose signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

Section 2.2    Transfer of Shares. Shares of stock of the Corporation shall be transferable as prescribed by law and these bylaws. Transfers of shares shall be made on the books of the Corporation, and for certificated shares upon surrender of the certificate or certificates representing the same. The certificate or certificates (or an instrument of transfer or assignment satisfactory to the Corporation and delivered to the Corporation) must be properly endorsed by the registered holder or by such person’s duly authorized attorney-in-fact, with the endorsement witnessed by one witness or guaranteed by a bank or registered securities broker or dealer. The requirement for a witness or guarantee may be waived in writing upon the form of endorsement by the Chief Executive Officer or President of the Corporation. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share records of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

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Section 2.3    Lost, Stolen, or Destroyed Certificates. The Corporation may issue a new certificate or uncertificated shares in place of any certificate alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of the lost, stolen or destroyed certificate, or such person’s legal representative. The Board, the Chairman of the Board, the Executive Committee, the President, the Chief Executive Officer or the Chief Executive Officer’s delegate in writing may, in the exercise of discretion, require the owner or such person’s legal representative to give a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the certificate alleged to be lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE 3
SHAREHOLDERS

Section 3.1    Place of Meetings. All meetings of Shareholders shall be held at such place as may be specified in the notices of the meeting.

Section 3.2    Annual Meeting. Unless otherwise determined by the Board, the annual meeting of Shareholders for the election of Directors and for the transaction of other business as may properly come before the meeting shall be held in April each year, the exact date and time to be determined by the Board and stated in the notice of meeting. Failure to hold the annual meeting at the designated time does not affect the validity of any corporate action.

Section 3.3    Special Meetings. Special meetings of Shareholders may be called by the Chief Executive Officer, the President, the Chairman of the Board of Directors, or, if applicable, the Lead Director, and must be called by the Chief Executive Officer, the President, the Chairman of the Board, the Lead Director, or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders holding of record no less that a majority of all shares outstanding and entitled by the Articles of Incorporation to vote on the business for which the meeting is being called. Any notice of a special meeting shall specify by whom such meeting was called.

Section 3.4    Record Date. The Board may fix a record date not exceeding seventy (70) days prior to the date of any meeting of Shareholders for the purpose of determining the Shareholders entitled to notice of and to vote at the meeting. If the Board does not fix a record date, the record date shall be the tenth (10th) day prior to the date of the meeting.

Section 3.5    Notice of Meetings. A notice stating the date, time and place of the meeting, and, in the case of a special meeting or when otherwise required by any provision of the Indiana Business Corporation Law (the “Act”), the Articles or the Bylaws, the purpose or purposes for which the meeting is called, shall be delivered or mailed to each Shareholder entitled to vote or otherwise entitled to notice under the Act, at the address which appears on the records of the Corporation, or shall be given orally in
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person or by telephone, at least ten (10) days but not more than sixty (60) days before the date of the meeting.

Section 3.6    Waiver of Notice. Notice of any meeting may be waived before or after the date and time stated in the notice in a writing signed by any Shareholder if the waiver is delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance at any meeting waives objection to lack of notice or defective notice of the meeting unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. Attendance at any meeting also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

Section 3.7    Proxies. A Shareholder entitled to vote at any meeting of Shareholders or to express consent to corporate action in writing without a meeting may vote in person or by proxy appointed in a writing signed by the Shareholder or a duly authorized attorney-in- fact of such Shareholder. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. No appointment of a proxy shall be valid after eleven (11) months from the date of its execution unless it expressly provides a longer time. The general proxy of a fiduciary shall be given the same effect as the general proxy of any other Shareholder.

Section 3.8    Quorum and Voting. At any meeting of Shareholders, the holders of a majority of the outstanding shares which may be voted on the business to be transacted at the meeting shall constitute a quorum. Action on a matter is approved if votes cast favoring the action exceed the votes cast opposing the action, unless a greater number is required by law, the Articles or the Bylaws; provided that, with respect to election of directors, (i) if the number of nominees exceeds the number of directors to be elected, then nominees shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present; and (ii) otherwise, nominees shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, subject to Section 3.14. If a quorum is not present at any meeting, the presiding officer may adjourn the meeting from time to time, without notice, other than announcement at the meeting, until a quorum shall be present or represented, unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

Section 3.9    Voting List. The Secretary of the Corporation shall make a complete list of the Shareholders entitled to notice of each meeting, arranged in alphabetical order by voting group (and within each voting group by class or series of shares), with the address and number of shares held by each, which list shall be on file at the principal office of the Corporation, or at a place identified in the meeting notice in the city where the meeting will be held, and subject to inspection by any Shareholder or the Shareholder’s duly
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authorized attorney-in-fact on written demand at any time during regular business hours for a period of five (5) business days before the meeting. The list shall be produced at the meeting and subject to inspection by any Shareholder or the Shareholder’s duly authorized attorney-in-fact during the meeting or any adjournment. The original stock register or transfer book, or a duplicate kept in the State of Indiana, shall be the only evidence as to who are the Shareholders entitled to examine the list, or to notice of or to vote at any meeting of Shareholders.

Section 3.10    Action Without Meeting. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting and without prior notice, if consents in writing setting forth the action taken are signed by the holders of outstanding shares having at least the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consent must bear the date of signature of the shareholder who signs the consent and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. Action taken under this section is effective when the last Shareholder signs the consent unless the consent specifies a different prior or subsequent effective date.

Section 3.11    Meeting by Telephone, Etc. Any and all Shareholders may participate in any meeting of Shareholders by, or through the use of, any means of communication by which all Shareholders participating have, among other things, an opportunity to read or hear the proceedings of the meeting and communicate with the other persons present at the meeting substantially concurrently with the proceedings. A shareholder so participating is deemed to be present in person.

Section 3.12    Resignation of Directors Receiving Less than Majority Vote. In an election of directors in which there are not more nominees than the number of directors to be elected, if a nominee for re-election receives fewer than a majority of the votes cast by holders of shares entitled to vote in the election, such director shall promptly tender his or her resignation for consideration by the Board of designated Committee of the Board. The Board shall consider whether to accept, reject, or take other action with respect to such resignation. It shall disclose its decision within ninety (90) days from the date of certification of the election results. It shall also disclose its rationale in the event its decision is to reject the resignation or otherwise authorize the incumbent director to continue in office. The incumbent director shall not participate in the Board’s decision on his or her resignation.

3.13. Notice of Shareholder Business. At any meeting of the shareholders, only such business may be conducted as shall have been properly brought before the meeting, and as shall have been determined to be lawful and appropriate for consideration by shareholders at the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting given in accordance with Section 3.5 of these Bylaws, (ii) otherwise properly brought before the meeting by or at the direction of the Board or the Chairman of the Board or President, or (iii) otherwise properly brought before an annual meeting by a shareholder who is a shareholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 3.13. In addition, any proposal of business must be a proper matter for shareholder action.
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For business (other than nominations of candidates for, and the election of, Directors) to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of the preceding paragraph, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive office of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal office of the Corporation, not later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date, such shareholder notice shall be given in the manner provided herein by the close of business on the later of: (1) the close of business on the 90th day prior to such anniversary date, or (2) the close of business on the 10th day following the date such annual meeting date is first publicly announced or disclosed.

Such shareholder’s notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (x) a brief description of the business desired to be brought before the meeting, including the text of any proposal to be presented, and the reasons for conducting such business at the meeting and any material interest in such business of such shareholder; (y) as to the shareholder giving the notice: (i) the name and address of such shareholder, as they appear on the Corporation’s books, (ii) the class and number of shares of the Corporation which are owned beneficially or of record by such shareholder as of the date such notice is given, (iii) a description of any agreement, arrangement, or understanding with respect to such proposal between or among such shareholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing together with a representation that such shareholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iv) any derivative positions held or beneficially held by the shareholder and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such shareholder with respect to the Corporation’s securities, (v) a representation that such shareholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal contained in the notice, and (vi) any other information relating to such shareholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (z) if the shareholder intends to solicit proxies in support of such shareholder’s proposal, a representation to that effect.

Notwithstanding anything in these Bylaws to the contrary (and not including nominations of candidates for and the election of Directors, which are governed by Section 3.14 of these Bylaws), no business shall be conducted at any annual meeting except in accordance with this Section 3.13, and the Chairman of the Board or other person presiding at the meeting shall, if the
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facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with these Bylaws, or that business was not lawful or appropriate for consideration by shareholders at the meeting, and if he or she should so determine, he or she shall so declare to the meeting and any such business shall not be transacted. If a shareholder does not appear or send a qualified and duly authorized representative to present his or her proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

Only such business shall be brought before a special meeting of shareholders as shall have been specified in the notice of meeting given in accordance with Section 3.5 of these Bylaws. In no event shall the adjournment of a meeting commence a new time period for the giving of a shareholder’s notice as described above.

3.14. Notice of Shareholder Nominations. Nominations of persons for election as Directors may be made by the Board of Directors or by any shareholder who is a shareholder of record at the time of giving the notice of nomination provided for in this Section 3.14 and who is entitled to vote in the election of Directors. Any shareholder of record entitled to vote in the election of Directors at a meeting may nominate a person or persons for election as Directors only if timely written notice of such shareholder’s intent to make such nomination is given to the Secretary of the Corporation at the principal executive office of the Corporation in accordance with this Section 3.14. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal office of the Corporation not later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date, such shareholder notice shall be given in the manner provided herein by the close of business on the later of: (1) the close of business on the 90th day prior to such anniversary date, or (2) the close of business on the 10th day following the date such annual meeting date is first publicly announced or disclosed.

Such shareholder’s notice shall contain the following information: (a) the name and address of the shareholder who intends to make the nomination as they appear on the Corporation’s books and the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting in such election and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the class and number of shares of the Corporation which are owned beneficially or of record by such shareholder as of the date such notice is given; (d) the consent of each nominee to serve as a Director if so elected; (e) if the shareholder intends to solicit proxies in support of such shareholder’s nominee(s) in accordance with Rule 14a-19 under the Exchange Act, a representation to that effect; and (f) such other information regarding each nominee proposed by such shareholder that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act, and the rules thereunder. The Corporation may require any person or persons to be nominated to complete and submit a questionnaire provided by the Company to elicit information for inclusion in a proxy statement from director nominees and to furnish such other information as it may reasonably require to determine the eligibility of such person or persons to serve as a Director of the Corporation.
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The chairman of any meeting of shareholders to elect Directors and the Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures and the requirements of the federal securities laws, regulations, and rules, including Rule 14a-19 under the Exchange Act, or if the shareholder solicits proxies in support of such shareholder’s nominee(s) without such shareholder having made the representation required by clause (e) of the preceding paragraph. If a shareholder does not appear or send a qualified representative to present his or her nomination at such meeting, the Corporation need not present such nomination for a vote at such meeting, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

Without limiting the other provisions and requirements of this Section 3.14, unless otherwise required by law, if any shareholder (A) either provides notice pursuant to Rule 14a-19(b) under the Exchange Act or includes the information required by Rule 14a-19(b) under the Exchange Act in a preliminary or definitive proxy statement previously filed by such shareholder and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and/or Rule 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such shareholder’s nominees. Upon request by the Corporation, if any shareholder either provides notice pursuant to Rule 14a-19(b) under the Exchange Act or includes the information required by Rule 14a-19(b) under the Exchange Act in a preliminary or definitive proxy statement previously filed by such shareholder, such shareholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

ARTICLE 4
BOARD OF DIRECTORS

Section 4.1    Duties and Number. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of not fewer than three (3) or more than twenty-five (25) members. The actual number of Directors may be fixed or changed, from time to time, within the minimum and maximum, by the Board.

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Section 4.2    Election, Term of Office and Qualification. If there are nine (9) or more Directors, their terms shall be staggered by dividing the total number of Directors into three (3) groups, with each group containing one-third (1/3) of the total as near as may be. In that event, the terms of Directors in the first group expire at the first annual Shareholders meeting after their election, the terms of the second group expire at the second annual Shareholders meeting after their election, and the terms of the third group expire at the third annual Shareholders meeting after their election. At each annual Shareholders meeting held thereafter, Directors shall be chosen for a term of two (2) years or three (3) years as the case may be, to succeed those whose terms expire. Directors need not be Shareholders of the Corporation at the time of nomination or election. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

The Board or an authorized committee shall determine the criteria for and eligibility of nominees for the Board of Directors. Nominees shall, at a minimum:

(1)    Be active in the nominee’s chosen business, occupation or profession; and

(2)    Be in such health as permits active participation as a member of the Board;
and

(3)    Be below 72 years of age as of the date of the next election of Directors.

The Board or authorized committee may waive the requirements in (1) and (3) for an incumbent Director upon a determination that such Director’s continued service on the Board is in the best interests of the Corporation.

Section 4.3    Retirement. Any Director who is not a current or former officer of the Corporation or any subsidiary and becomes 72 years of age during his/her term of office shall resign as a Director prior to the next annual meeting of shareholders, provided, however, that the Board or authorized committee may waive such requirement upon a determination that such Director’s continued service through a portion or all of the remainder of his/her term of office is in the best interests of the Corporation.

Section 4.4    Lead Director. Unless otherwise determined by the Board, the incumbent chairperson of the Governance & Nominating Committee shall serve as Lead Director. The Lead Director will conduct the executive sessions of the independent directors.

Section 4.5    Meetings. Regular meetings of the Board may be held with or without notice of the date, time, place or purpose of the meeting. Special meetings of the Board may be called at any time by the Chairman of the Board of Directors, the Lead Director, the Vice-Chairman of the Board of Directors, the Chief Executive Officer, or by the President, and shall be called on request of not less than a majority of the members of the Board or on request of the Executive Committee. Notice of a special meeting shall be sent by the person or persons calling the meeting to each Director at the Director’s residence or usual place of business by letter sent by first class United States mail,
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postage prepaid, or private carrier service, or by electronic mail, text message or other form of wire or wireless communication, and shall be effective if received on or before the day of the meeting or five (5) days after sending; or may be personally delivered or given orally to a Director in person or by telephone at any time on or before the day of the meeting. A Director may waive any required notice before or after the date and time stated in the notice. Except as provided in the next sentence, the waiver must be in writing, signed by the Director entitled to the notice, and filed with the minutes or corporate records. A Director’s attendance at or participation in a meeting waives any required notice to the Director of the meeting unless the Director at the beginning of the meeting or promptly upon the Director’s arrival objects to holding the meeting or transacting business at the meeting and does not vote for or assent to action taken at the meeting.

Section 4.6    Executive Session of Independent Directors. To ensure free and open discussion and communication among the independent Directors of the Board, the independent Directors will meet in executive session at least twice per year with no other Directors present. Executive sessions shall be informal sessions for open discussion. Issues raised in executive session may be raised by the independent directors and formally addressed by subsequent Board or Board committee action, as appropriate.

Section 4.7    Meeting by Telephone, Etc. Any or all of the members of the Board or of any committee designated by the Board may participate in a meeting of the Board or the committee by any means of communication by which all Directors participating may simultaneously hear each other during the meeting, and participation by these means constitutes presence in person at the meeting.

Section 4.8    Quorum. A majority of the number of Directors designated for a full Board shall be necessary to constitute a quorum for transacting any business except filling vacancies, and the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board unless the act of a greater number is required by law, the Articles or the Bylaws.

Section 4.9    Action Without Meeting. Any action required by law to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting if one or more written consents setting forth the action taken are signed or transmitted electronically by all members of the Board or of the committee, as the case may be, and the written consents are included in the minutes of proceedings of the Board or committee or filed with the corporate records and delivered to the Secretary. Action taken in this manner is effective when the last Director signs or otherwise provides the consent unless the consent specifies a different prior or subsequent effective date.

Section 4.10    Resignations. Any Director may resign at any time by giving written notice to the Board, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary. Such resignation shall take effect when delivered unless the notice specifies a later effective date or an effective date determined upon the happening of an event.

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Section 4.11    Removal. Any Director may be removed, either with or without cause, at any meeting of the Shareholders or Directors called for that purpose if the meeting notice states that the purpose or one of the purposes of the meeting is removal of the Director and if the number of votes cast to remove the Director exceeds the number of votes cast not to remove the Director. If the removal occurs at a meeting of the Shareholders and the notice so provides, the vacancy caused by the removal may be filled at the meeting by vote of the holders of a majority of the outstanding shares present and entitled to vote for the election of Directors.

Section 4.12    Vacancies. Any vacancy occurring on the Board, caused by removal, resignation, death or other incapacity, or increase in the number of Directors, may be filled by the Board, or, if the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by a majority vote of the remaining members of the Board.

Section 4.13    Compensation of Directors. The Board shall fix the compensation of Directors.

Section 4.14    Election Not to Be Governed by Indiana Code Section 23-1-33-6(c). The Corporation shall not be governed by any of the provisions set forth in Section 23-1- 33-6(c) of the Act.

Section 4.15    Designation of Committees. The Board of Directors may designate two (2) or more of its number to constitute one (1) or more committees, and may, at any time, increase or decrease the number of members of any committee, fill vacancies, change any member, and change the functions or terminate the existence of any committee.

Section 4.16    Executive Committee. The Board of Directors may designate three (3) or more of its members to constitute an Executive Committee. During the intervals between meetings of the Board, and subject to any limitations required by law or by resolution of the Board, the Executive Committee shall have and may exercise all of the authority of the Board, except that the Committee shall not have authority to: (i) authorize distributions, except that the Committee (or an executive officer of the Corporation designated by the Board) may authorize or approve a reacquisition of shares or other distribution if done according to a formula or method, or within a range, prescribed by the Board; (ii) approve or propose to the Shareholders action that by law is required to be approved by the Shareholders; (iii) fill vacancies on the Board or on any of its committees; (iv) except to the extent permitted by subsection (vii) below, amend the Articles when no Shareholder action is required by law; (v) adopt, amend, or repeal Bylaws; (vi) approve a plan of merger not requiring Shareholder approval; or (vii) authorize or approve the issuance or sale or a contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except the Board may authorize the Committee (or an executive officer of the Corporation designated by the Board) to take the action described in this subsection (vii) within limits prescribed by the Board.
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Section 4.17    Meetings; Procedure; Quorum. The provisions of these Bylaws and those required by law that apply to the Board regarding meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements apply to the committees and their members as well. The members of any committee shall act only as a committee, and the individual members shall have no power as such. Each committee shall appoint a secretary, who need not be a member of the committee, to keep minutes of its meetings. All minutes of meetings of committees shall be submitted to the next succeeding meeting of the Board for approval, but failure to submit the minutes or to receive approval shall not invalidate any action taken by the Corporation upon authorization by a committee.

ARTICLE 5
OFFICERS

Section 5.1    Number and Qualifications. The Officers of the Corporation shall consist of the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Secretary, the Treasurer, and any other officers chosen by the Board or the Chairman of the Board at the times, in the manner and for the terms prescribed by the Board or the Chairman of the Board, respectively. The same individual may simultaneously hold more than one (1) office in the Corporation.

Section 5.2    Election and Term of Office. The Officers shall be chosen annually by the Board, except that Assistant Officers may be designated as provided in Section 5.12 of these Bylaws. Each Officer shall hold office until a successor is chosen and qualified, or until death, or resignation or removal in the manner provided in these Bylaws.

Section 5.3    Resignations. Any Officer may resign at any time by giving written notice to the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Except as otherwise provided in an employment agreement, a resignation shall take effect when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, then the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

Section 5.4    Removal. Any Officer, excepting an Officer who is also a Director, may be removed either with or without cause, at any time, by the Board or by such Officer or Officers to whom the Officer is directly responsible. Any Officer who is a Director may be discharged as an Officer at any time by the Board of Directors or the Executive Committee. Except as otherwise provided in an employment agreement, the employment of all Officers shall be for an indefinite time, terminable at will.

Section 5.5    Vacancies. Whenever a vacancy occurs in any office by reason of death, resignation, removal, increase in the number of officers of the Corporation, or otherwise, it shall be filled by the Board, and the Officer so chosen shall hold office during the remainder of the predecessor’s term or as otherwise provided in these Bylaws. Assistant
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Officers may be designated to fill vacancies in the manner provided in Section 5.12 of these Bylaws.

Section 5.6    Chairman of the Board of Directors. The Chairman of the Board of Directors shall be a Director. The Chairman shall preside at all meetings of the Shareholders and at all meetings of the Board of Directors. The Chairman shall also perform all such other duties as are incidental to the office or properly required by the Board.

Section 5.7    Vice-Chairman of the Board of Directors. The Vice-Chairman of the Board of Directors shall be a Director. In the absence of the Chairman, the Vice- Chairman shall preside at all meetings of the Shareholders and at all meetings of the Board of Directors. The Vice-Chairman shall perform such other duties as are properly required by the Board.

Section 5.8    Chief Executive Officer and President. Subject to the general control of the Board, the Chief Executive Officer and the President, respectively, shall manage and supervise all the affairs and personnel of the Corporation, shall discharge all the usual functions of the chief executive officer and the president of a corporation, and shall perform such other duties as the Bylaws or the Board may prescribe. The Chief Executive Officer and the President shall have full authority to execute proxies on behalf of the Corporation, to vote stock owned by it in any other corporation, and to execute, with the Secretary, powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation, all subject to the provisions of the Act, the Articles and the Bylaws. The respective duties of the Chief Executive Officer and the President may or may not be performed by the same person, subject to the discretion of the Board. The Chief Executive Officer shall be a Director. The President may be a Director.

Section 5.9    Vice-Presidents. Each Vice-President shall have general supervision of those affairs of the Corporation designated by the Officer to whom the Vice-President is directly responsible and may employ and discharge subordinate officers, employees, clerks and agents under his supervision. Each Vice-President shall perform all such duties as are incidental to his office or properly required by the Board of Directors, Chairman of the Board of Directors and such other Officer or Officers to whom he is directly responsible.

Section 5.10    Secretary. The Secretary shall authenticate records of the Corporation, attend all meetings of the Shareholders and of the Board, keep or cause to be kept a true and complete record of the proceedings of Directors’ and Shareholders’ meetings, perform a like duty, when required, for all committees appointed by the Board, and perform any other duties which the Bylaws, the Board, the Chairman of the Board, the Lead Director, the Vice-Chairman, the Chief Executive Officer or the President may prescribe. The Secretary shall give all notices of the Corporation; however, in case of the Secretary’s absence, negligence or refusal so to do, any notice may be given by a person directed by the Chief Executive Officer or President or by the requisite number of Directors or Shareholders upon whose request the meeting is called.
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Section 5.11    Treasurer. The Treasurer shall perform all such duties as are incidental to the office or properly required by the Board or such Officer or Officers to whom the Treasurer is directly responsible.

Section 5.12    Assistant Officers. The Board, the Chairman of the Board, or the Vice- Chairman of the Board may from time to time designate and elect Assistant Officers who shall have the powers and duties as the Officers whom they are elected to assist shall specify and delegate to them, and any other powers and duties which the Bylaws, the Board or the Chairman of the Board or the Vice-Chairman of the Board may prescribe.

Section 5.13    Delegation of Authority. In case of the absence of any Officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may temporarily delegate the powers or duties of the Officer to any other Officer or Assistant Officer or to any Director.

ARTICLE 6
INDEMNIFICATION

Section 6.1    Indemnification of Directors and Officers. Every person who is or was a Director or Officer of the Corporation shall be indemnified by the Corporation against all liability, including any obligation to pay a judgment, settlement, penalty, excise tax, or fine, and against reasonable expenses, including counsel fees, actually incurred by such person in his or her Official Capacity, provided that such person is determined in the manner specified in Section 6.3 to have met the standard of conduct specified in Section 6.4.

Section 6.2    Reimbursement of Expenses in Advance of Final Disposition. The Corporation may, upon authorization of those entitled to select counsel under Section 6.3, pay for or reimburse the reasonable expenses, including counsel fees, incurred by any person who is or was a Director or Officer of the Corporation in connection with any Proceeding to which such person is a Party because of such person serving in his or her Official Capacity in advance of final disposition of the Proceeding if:

(1)    The person furnishes the Corporation a written affirmation of the person’s good faith belief that the person has met the standard of conduct specified in 6.4 below;

(2)    The person furnishes the Corporation an unlimited general written undertaking, executed personally or on the person’s behalf, to repay the advance if it is ultimately determined that the person did not meet such standard of conduct; and

(3)    A determination is made in the manner specified in 6.3 below that the facts then known to those making the determination would not preclude indemnification under 6.1 above.
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Section 6.3    Authorization of Indemnification. Upon demand for indemnification, the Corporation shall determine whether to authorize indemnification by any one of the following procedures, as selected by the Board of Directors by majority vote of the entire Board of Directors:

(1)    By the Board of Directors by majority vote of a quorum consisting of Directors not at the time Parties to the Proceeding as to which indemnification or advancement of expenses is at issue.

(2)    If a quorum cannot be obtained under Subdivision (1), by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are Parties may participate), consisting solely of two or more Directors not at the time Parties to the Proceeding.

(3)    By special legal counsel selected by the Board of Directors or its committee in the manner prescribed in Subdivision (1) or (2); or, if a quorum of the Board of Directors cannot be obtained under Subdivision (1) and a committee cannot be designated under Subdivision (2), by special legal counsel selected by majority vote of the full Board of Directors (in which selection Directors who are Parties may participate).

(4)    By a majority vote of shareholders excluding shares owned or controlled by Directors or Officers who at the time of the vote are Parties to the Proceeding.

Section 6.4    Standard of Conduct. The standard of conduct for any act or omission is:

(1)    In the case of any criminal Proceeding, the person either had reasonable cause to believe that the person’s conduct was lawful, or, had no reasonable cause to believe the person’s conduct was unlawful.

(2)    In all non-criminal Proceedings, either (a)(i) the person’s conduct was in good faith, and (ii) the person reasonably believed (A) in the case of conduct in the person’s Official Capacity, that the person’s conduct was in the Corporation’s best interest, or, (B) in all other cases, that the person’s conduct was not opposed to the Corporation’s best interests; or (b) the person’s breach of or failure to act in accordance with the standard set forth in this subsection (2)(a) above did not constitute willful misconduct or recklessness. A person’s conduct with respect to an employee benefit plan for a purpose which the person reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirements of this subsection (2)(a)(i)(B).

(3)    The termination of a Proceeding by judgment, order, agreement, or settlement, or upon conviction or a plea of nolo contendere, or the equivalent of any of the foregoing, is not, of itself, determinative that the person did not meet the standard of conduct.
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Section 6.5    Definitions. As used in this Article 6, the following terms have the following meanings:

“Director” means an individual who is or was a director of the Corporation. “Director” includes the heirs, estate, executors, administrators, and personal representatives of a Director.

“Officer” means an individual who is or was an officer of the Corporation. “Officer” includes the heirs, estate, executors, administrators, and personal representatives of an Officer.

“Official Capacity” means: (a) when used with respect to a Director, the position of Director of the Corporation; (b) when used with respect to an Officer, the office in the Corporation held by an Officer, and (c) when used with respect to a Director or Officer, any service by a person while a Director or Officer of the Corporation at the Corporation’s specific request, as a Director, Officer, partner, trustee, employee, or agent of the Corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. For these purposes, a person is considered to be serving an employee benefit plan at the Corporation’s specific request of the person’s duties to the Corporation also impose duties on, or otherwise involve services by, such person to the plan or to participants in or beneficiaries of the plan.

“Parties” means persons who were, are, or are threatened to be named defendant or respondent in a Proceeding.

“Proceeding” means any threatened, pending, or completed action, suit, proceeding, or appeal therefrom, whether civil, criminal, administrative, regulatory, or investigative, and whether formal or informal.

Section 6.6    Insurance. The Corporation reserves the right to purchase and maintain insurance for the matters covered by these provisions and to the extent of such insurance payments these provisions shall not be effective.

ARTICLE 7
CONFLICT OF INTEREST TRANSACTIONS

Section 7.1    Conflict of Interest Transactions. No contract or transaction between the Corporation and one or more of its Directors, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors, officers, trustees, or general partners are Directors of this Corporation, or in which any Director of the Corporation has a material financial interest, shall be void or voidable solely for this reason, or solely because the Director is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:
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(1)    The material facts as to his or her interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee authorizes, approves or ratifies the contract or transaction by a majority vote without counting the vote of the interested Director or Directors, provided, that more than one disinterested Director is required to act under this section; or

(2)    The material facts as to his or her interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote, and the contract or transaction is authorized, approved, or ratified by majority vote of the Stockholders; or

(3)    The contract or transaction was fair to the Corporation.

Section 7.2    Quorum. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 7.3    Review of Related Party Transactions. In addition to the foregoing requirements for approval of a transaction in which a Director may be interested, the Audit Committee of the Board of Directors (or such other independent body of the Board of Directors as the Board may designate) shall conduct an appropriate review and oversee all related party transactions for potential conflict of interest situations on an ongoing basis and the disclosure of same pursuant to Item 404 of regulation S-K of the Securities and Exchange Act of 1934.

ARTICLE 8
GENERAL PROVISIONS

Section 8.1    Seal. The Board may designate the form of a corporate seal. The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced, but the failure of the Board to designate a seal or the absence of the seal from any instrument shall not affect in any way its validity or effect.

Section 8.2    Fiscal Year. The fiscal year of the Corporation shall end on December 31.

Section 8.3    Amendments of Bylaws. These Bylaws may be amended, altered or repealed at any meeting of the Board by the affirmative vote of a majority of the Board.
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